UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 3, 2023

DIAMEDICA THERAPEUTICS INC.
(Exact name of registrant as specified in its charter)

British Columbia	001-36291	Not Applicable
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301 Carlson Parkway, Suite 210 Minneapolis, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

(763) 496-5454
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Voting common shares, no par value per share	DMAC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 3, 2023, Kirsten Gruis, M.D. resigned from her position as Chief Medical Officer of DiaMedica Therapeutics Inc. (“DiaMedica” or the “Company”), effective as of August 31, 2023, although she agreed to stay on as an independent consultant with the Company for nine months to assist with the transition of her duties and responsibilities and to complete certain additional projects. To replace Dr. Gruis immediately on an interim basis while DiaMedica completes its search for a permanent Chief Medical Officer, DiaMedica has engaged as an independent consultant, Jordan Dubow, M.D., an experienced vascular neurologist, with extensive Chief Medical Officer experience, including overseeing stroke trials, to expedite site engagement and patient recruitment in DiaMedica’s Phase 2/3 ReMEDy2 clinical trial of DM199 in acute ischemic stroke patients.

Dr. Dubow is a stroke and movement disorders trained neurologist. He has served as a full time or consulting Chief Medical Officer for eight companies, both public and private. During his industry career, he has worked on 16 new drug applications (“NDAs”) through the Division of Neurology of the U.S. Food and Drug Administration and has worked with several stroke clinical trial programs. Dr. Dubow was previously the chief medical officer at Paragon Biosciences, Avadel Pharmaceuticals, and Marathon Pharmaceuticals. He also served as vice president of CNS Therapeutic Strategy at Esteve Pharmaceuticals, responsible for evaluating in-licensing candidates and providing regulatory and clinical support for its development pipeline. He has held leadership positions at Cynapsus Therapeutics and started his pharmaceutical career at AbbVie as a medical director in neuroscience clinical development. He has extensive development and regulatory experience in the United States, as well as Europe, Japan, Canada, and Australia.

In connection with her resignation, Dr. Gruis and DiaMedica USA Inc. entered into a consulting services agreement (the “Consulting Agreement”) effective as of September 1, 2023 pursuant to which Dr. Gruis will assist in implementing an orderly transition of her responsibilities, complete certain additional projects and provide such other services to be determined and reasonably requested from time to time by the Company in exchange for a monthly consulting retainer fee of $33,500, to be paid over the nine-month term. Dr. Gruis and DiaMedica USA Inc. also entered into a separation agreement (the “Separation Agreement”) on September 3, 2023 pursuant to which Dr. Gruis agreed to provide a general release of claims against the Company and its subsidiaries and affiliates. The Separation Agreement also includes customary non-disparagement and confidentiality undertakings by Dr. Gruis.

The foregoing summary description of the Consulting Agreement and Separation Agreement does not purport to be complete and is qualified in its entirety by the full text of the Consulting Agreement and Separation Agreement, which are attached as Exhibit 10.1 and Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
10.1	Consulting Services Agreement dated as of September 1, 2023 by and between Kirsten Gruis, M.D. and DiaMedica USA, Inc. (filed herewith)
10.2	Separation Agreement and Release dated as of September 3, 2023 by and between Kirsten Gruis, M.D. and DiaMedica USA, Inc. (filed herewith)
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAMEDICA THERAPEUTICS INC.

By:	/s/ Scott Kellen
Scott Kellen
Chief Financial Officer and Secretary

Dated: September 5, 2023